 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2022

DOMO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38553	27-3687433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
772 East Utah Valley Drive
American Fork, UT 84003
(Address of principal executive offices, and Zip Code)
Registrant’s telephone number, including area code: (801) 899-1000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.001 per share	DOMO	The Nasdaq Global Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02. Results of Operations and Financial Condition.
On December 8, 2022, Domo, Inc. (the "Company") issued a press release announcing its financial results for the fiscal quarter ended October 31, 2022 and certain other information. The full text of the press release is set forth in Exhibit 99.1 hereto. The information in this Current Report on Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.
The information in Item 2.02 of this Current Report on Form 8-K (including the accompanying Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2022, the Company and Bruce Felt, the Company’s Chief Financial Officer, entered into a Transition Services Agreement, pursuant to which Mr. Felt will separate and transition from the Company upon the earlier of (i) the date a replacement Chief Financial Officer commences employment and (ii) the one-year anniversary of the Transition Services Agreement. Among other things, the Transition Services Agreement provides that:

•Mr. Felt will continue as the Company’s Chief Financial Officer until the earlier of (i) the date a replacement Chief Financial Officer commences employment and (ii) the one-year anniversary of the Transition Services Agreement.
•During Mr. Felt’s continuing employment as Chief Financial Officer, Mr. Felt will continue to receive his current annual base salary of $450,000 per year and remain eligible for his target cash bonus opportunity of $325,000 for fiscal year 2023 under the Company’s Executive Incentive Compensation Plan; however, Mr. Felt will not participate in the Executive Incentive Compensation Plan for fiscal year 2024.
•Mr. Felt makes certain waivers and releases of clams in favor of the Company upon execution of the Transition Services Agreement.
•Upon Mr. Felt’s separation from the Company, Mr. Felt will make certain waivers and releases of claims in favor of the Company (the “Second Release”), in consideration for: (i) cash severance equal to 1 year’s base salary plus a pro-rated portion of $27,083, payable in 12 equal, monthly installments following Mr. Felt’s separation and (ii) the Company’s payment of premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), as amended, for Mr. Felt and his eligible dependents for a period of 12 months or until Mr. Felt ceases to be eligible for COBRA coverage, if earlier. Mr. Felt will not be entitled to such consideration if Mr. Felt is terminated for Cause (as defined in the Transition Services Agreement).
•Following Mr. Felt’s separation, Mr. Felt will provide advisory transitional services as reasonably requested by the Company’s Chief Executive Officer, Chief Financial Officer or Board of Directors for a period of four years, not to exceed four hours per week.

•Mr. Felt’s existing equity incentive awards will continue to vest so long as Mr. Felt remains a “service provider” for purposes of the Company’s equity incentive plans. If the Company terminates Mr. Felt’s status as a service provider without Cause and other than due to Mr. Felt’s death or disability, then 100% of the then unvested and outstanding portion of Mr. Felt’s existing equity incentive awards will accelerate, subject to Mr. Felt having timely executed and not revoked the Second Release.

The foregoing summary of the Transition Services Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Transition Services Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Transition Services Agreement, dated December 8, 2022, by and between Domo, Inc. and Bruce Felt
99.1	Press Release of Domo, Inc. dated December 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMO, INC.
Date: December 8, 2022	By:	/s/ Bruce Felt
Bruce Felt
Chief Financial Officer